UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021

KALEIDO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38822	47-3048279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 674-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	KLDO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation

On January 20, 2021, Kaleido Biosciences, Inc. (the “Company”) and Katharine Knobil, M.D. reached a mutual agreement that Dr. Knobil will resign from her position as Chief Medical Officer and Head of Research and Development of the Company, effective as of January 29, 2021 (the “Effective Date”).  Dr. Knobil is leaving the Company in order to pursue other opportunities and her decision to resign was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

In connection with her departure, the Company and Dr. Knobil entered into a separation agreement and general release dated as of January 25, 2021 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, for a twelve-month period following the Effective Date, Dr. Knobil will receive salary continuation payments. Dr. Knobil will also provide consulting services to the Company from the Effective Date through April 15, 2021 (the “Departure Date”). She will be entitled to receive a one-time payment of up to 100% of her target bonus for 2020 based on the achievement by the Company of its 2020 corporate objectives, as determined by the Company’s Board of Directors. In addition, under the Separation Agreement: (i) 15,843 of the restricted stock units granted to Dr. Dr. Knobil on February 28, 2020 shall accelerate and vest effective on the Departure Date; (ii) 12,500 of the restricted stock units granted to Dr. Knobil on November 15, 2019 shall accelerate and vest effective on the Departure Date; (iii) fifty percent (50%) of the options granted to Dr. Knobil on April 15, 2020 shall accelerate and vest effective on the Departure Date; and (iv) Dr. Knobil’s other outstanding equity awards shall continue to vest through the Departure Date. The Separation Agreement also contains confidentiality, non-disparagement and non-solicitation covenants and a release of claims by Dr. Knobil.

The foregoing summary is not complete and is qualified in its entirety by the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Separation Agreement, dated January 25, 2021, by and between Kaleido Biosciences, Inc. and Katharine Knobil.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALEIDO BIOSCIENCES, INC.

Date: January 25, 2021	By:	/s/ Daniel Menichella
Daniel Menichella
Chief Executive Officer, President and Director